Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 24, 2010

STRATEGIC HOTELS & RESORTS REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

CHICAGO – February 24, 2010 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the fourth quarter and year ended December 31, 2009.

Fourth Quarter Recap

•	Comparable funds from operations (Comparable FFO) was a loss of $0.05 per diluted share compared with income of $0.16 per diluted share in the prior year.

•	Quarterly Comparable EBITDA was $32.5 million compared with $48.7 million in the prior year.

•

North American total revenue per available room (Total RevPAR) decreased 15.2 percent and revenue per available room (RevPAR) decreased 13.9 percent driven by a 1.5 percentage point decrease in occupancy and an 11.8 percent decrease in average daily rate (ADR). Non-rooms revenue declined by 16.8 percent.

•	European Total RevPAR increased 6.2 percent (4.5 percent decrease in constant dollars) and RevPAR increased 10.0 percent (2.7 percent decrease in constant dollars).

•	North American gross operating profit (GOP) and EBITDA margins contracted 420 basis points and 550 basis points, respectively. North American EBITDA per room declined 36.8 percent.

Full Year 2009 Recap

•	Comparable FFO was a loss of $0.30 per diluted share compared with income of $1.22 per diluted share in the prior year.

•	Comparable EBITDA was $120.0 million compared with $234.2 million in the prior year.

•

North American Total RevPAR decreased 22.0 percent and RevPAR decreased 22.9 percent driven by a 5.9 percentage point decrease in occupancy and a 15.9 percent decrease in ADR. Non-rooms revenue declined by 21.2 percent.

•	European Total RevPAR decreased 19.7 percent (12.3 percent decrease in constant dollars) and RevPAR decreased 18.9 percent (11.2 percent decrease in constant dollars).

•	North American GOP margins and EBITDA margins contracted 610 basis points and 710 basis points, respectively. North American EBITDA per room declined 44.8 percent.

Chief Executive Officer Laurence Geller remarked, “GDP growth, which was 5.7 percent in the fourth quarter, has historically driven demand in our industry. This suggests we may have reached the bottom of the current lodging cycle and, along with a recent pickup in short-term group bookings and improving corporate and leisure demand, indicate the potential for a positive second half of 2010.

“More specifically, meeting planners report being more optimistic about the outlook for the economy, and our hotels are reporting increased site visits, which will, at some point, likely translate into bookings. While visibility in the key group segment remains weak we are seeing some evidence of improvement as the rate of our cancellations and attritions are abating.”

Financial Results

The company reported fourth quarter 2009 financial results as follows:

•

Net loss attributable to common shareholders was $72.2 million, or $0.96 per diluted share, compared with a net loss attributable to common shareholders of $285.1 million, or $3.79 per diluted share, in the fourth quarter of 2008.

•	Comparable EBITDA was $32.5 million compared with $48.7 million in the fourth quarter of 2008.

•

FFO was a loss of $55.3 million, or $0.73 per diluted share, compared with a loss of $256.8 million or $3.37 per diluted share, in the fourth quarter of 2008. Comparable FFO was a loss of $3.7 million, or $0.05 per diluted share, compared with income of $11.9 million, or $0.16 per diluted share, in the fourth quarter of 2008.

The company reported full year 2009 financial results as follows:

•

Net loss attributable to common shareholders was $274.8 million, or $3.65 per diluted share, compared with net loss attributable to common shareholders of $348.2 million, or $4.63 per diluted share, in the prior year.

•	Comparable EBITDA was $120.0 million compared with $234.2 million in the prior year.

•

FFO was a loss of $155.8 million, or $2.07 per diluted share, compared with a loss of $269.0 million, or $3.53 per diluted share, in the prior year. Comparable FFO for the year was a loss of $22.8 million, or $0.30 per diluted share, compared with income of $93.1 million, or $1.22 per diluted share, in the prior year.

Impairment Losses and Other Charges

Fourth quarter 2009 results include impairment and other charges totaling $49.8 million. Full year 2009 results include impairment charges totaling $130.8 million, of which $30.8 million has been reclassified in discontinued operations. These charges include an impairment charge to goodwill and long lived assets of $72.7 million, a $26.5 million write-down of the company’s joint venture investment in the Hotel del Coronado and a $27.7 million write-down of development opportunities in Mexico. These one-time charges have been excluded from Comparable EBITDA, FFO and FFO per share metrics.

Asset Sales and Other Transactions

During the fourth quarter, the company closed on the sale of the Renaissance Le Parc hotel in Paris for a purchase price of €35.5 million (approximately $51.5 million) and the Four Seasons Mexico City for $54.0 million. Proceeds from the sales were used to enhance corporate liquidity.

Mr. Geller commented, “As part of our planned balance sheet and liquidity strategies, during the fourth quarter of 2009 we completed two strategically important assets dispositions with the sales of our Renaissance Le Parc hotel in Paris and our Four Seasons in Mexico City. These transactions, in an exceptionally difficult environment, represent a tremendous execution on the part of our team and provide an indication of the underlying desirability of high-end hotels. Gross proceeds from the sales totaled over $100 million and will be used to supplement our corporate liquidity.”

During the third quarter, the company entered into a joint venture agreement on its 60-acre ocean front land parcel near the Four Seasons Punta Mita Resort in Nayarit, Mexico. Under the terms of the agreement, the company was released from its final installment payment of $17.5 million, which was due in August 2009, and will receive a preferred position on any future distributions from the partnership.

During the first quarter of 2009, the company completed an amendment to its bank credit facility which reduced the facility’s total size to $400.0 million, increased pricing to LIBOR plus 375 basis points and pledged security interests in previously unsecured hotel properties. In return, the company negotiated a reduction of the minimum corporate fixed charge coverage ratio to 0.9 times and an increase in maximum corporate leverage to 80%.

Subsequent Event

Last week, the company entered into an amendment with Aareal Bank AG on the €104.0 million non-recourse loan securing the InterContinental Prague hotel. Under the terms of the amendment, the loan remains non-recourse and the loan maturity is extended by three years from its initial maturity of March 2012 to March 2015. During the remainder of the initial term, scheduled principal amortization is removed and the financial performance covenants are effectively waived.

Board of Directors

During the third quarter, the company announced the appointment of new independent directors Raymond Gellein, former President of Starwood Hotels & Resorts’ Global Development Group, and Eugene Reilly, President of AMB Property Corporation’s Americas division.

2010 Guidance

The company is not providing guidance for 2010 at this time as the current market environment provides insufficient visibility into future operating performance. Certain items should however be considered in 2010 including:

•	Interest expense of approximately $100.0 million, including amortization of deferred financing costs and the amortization of the loan discount on $180 million of exchangeable notes;

•	Corporate expenses of $22.0 million to $23.0 million; and

•	Accrual of unpaid preferred dividends that will reduce income available to common shareholders and Comparable FFO by approximately $7.7 million per quarter.

Earnings Call

The company will conduct its fourth quarter 2009 conference call for investors and other interested parties on Thursday, February 25, 2010 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4214 (toll international: 617-213-4866) with pass code 19383803. To participate on the web cast, log on to http://www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=PEN97CJHG 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on February 25, 2010, through 11:59 p.m. ET on March 4, 2010. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 63682746. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the fourth quarter information section.

Portfolio Definitions

North American hotel comparisons for the fourth quarter 2009 and twelve month period are derived from the company’s hotel portfolio at December 31, 2009, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the fourth quarter 2009 and twelve month period are derived from the company’s European owned and leased hotel properties at December 31, 2009, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 8,002 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Revenues:
Rooms	$99,759	$111,168	$393,206	$507,383
Food and beverage	63,146	77,366	230,630	310,939
Other hotel operating revenue	23,593	25,681	95,105	104,680

	186,498	214,215	718,941	923,002
Lease revenue	1,345	1,170	4,858	5,387

Total revenues	187,843	215,385	723,799	928,389

Operating Costs and Expenses:
Rooms	27,910	29,214	110,631	126,804
Food and beverage	45,672	52,629	170,503	215,683
Other departmental expenses	54,117	58,963	210,044	238,258
Management fees	6,736	7,205	26,593	35,920
Other hotel expenses	14,253	14,637	53,613	58,423
Lease expense	4,491	3,926	16,971	17,489
Depreciation and amortization	36,171	30,789	139,243	116,538
Impairment losses and other charges	49,795	231,806	100,009	328,485
Corporate expenses	4,778	5,309	25,703	26,369

Total operating costs and expenses	243,923	434,478	853,310	1,163,969

Operating loss	(56,080)	(219,093)	(129,511)	(235,580)

Interest expense	(25,393)	(21,891)	(102,521)	(89,445)
Interest income	27	315	738	1,796
Loss on early extinguishment of debt	—	—	(883)	—
Equity in (losses) earnings of joint ventures	(426)	(360)	1,718	2,810
Foreign currency exchange loss	(1,789)	(5,187)	(2,119)	(1,113)
Other expenses, net	(777)	(196)	(609)	(690)

Loss before income taxes, distributions in excess of noncontrolling interest capital, loss on sale of noncontrolling interests in hotel properties and discontinued operations	(84,438)	(246,412)	(233,187)	(322,222)
Income tax expense	(2,086)	(3,267)	(3,929)	(10,560)
Distributions in excess of noncontrolling interest capital	—	—	—	(2,499)

Loss before loss on sale of noncontrolling interests in hotel properties and discontinued operations	(86,524)	(249,679)	(237,116)	(335,281)
Loss on sale of noncontrolling interests in hotel properties	—	—	—	(46)

Loss from continuing operations	(86,524)	(249,679)	(237,116)	(335,327)
Income (loss) from discontinued operations, net of tax	20,826	(30,277)	(9,317)	17,841

Net loss	(65,698)	(279,956)	(246,433)	(317,486)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	832	3,578	3,129	4,065
Net loss (income) attributable to the noncontrolling interests in consolidated affiliates	403	(983)	(641)	(3,870)

Net loss attributable to SHR	(64,463)	(277,361)	(243,945)	(317,291)
Preferred shareholder dividends	(7,722)	(7,722)	(30,886)	(30,886)

Net loss attributable to SHR common shareholders	$(72,185)	$(285,083)	$(274,831)	$(348,177)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(1.23)	$(3.40)	$(3.53)	$(4.86)
Income (loss) from discontinued operations attributable to SHR	0.27	(0.39)	(0.12)	0.23

Net loss attributable to SHR common shareholders	$(0.96)	$(3.79)	$(3.65)	$(4.63)

Weighted average common shares outstanding	75,426	75,146	75,267	75,140

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2009	2008
Assets
Investment in hotel properties, net	$2,162,584	$2,383,860
Goodwill	75,758	120,329
Intangible assets, net of accumulated amortization of $4,400 and $3,096	34,046	32,277
Investment in joint ventures	46,745	82,122
Cash and cash equivalents	116,310	80,954
Restricted cash and cash equivalents	22,829	37,358
Accounts receivable, net of allowance for doubtful accounts of $2,657 and $2,203	54,524	70,945
Deferred financing costs, net of accumulated amortization of $12,543 and $6,655	11,225	10,375
Deferred tax assets	34,244	38,260
Other assets	39,878	52,687

Total assets	$2,598,143	$2,909,167

Liabilities and Equity
Liabilities:
Mortgages and other debt payable	$1,300,745	$1,301,535
Exchangeable senior notes, net of discount	169,452	165,155
Bank credit facility	178,000	206,000
Accounts payable and accrued expenses	236,269	281,918
Deferred tax liabilities	16,940	34,236
Deferred gain on sale of hotels	101,852	104,251

Total liabilities	2,003,258	2,093,095

Noncontrolling interests in SHR’s operating partnership	2,717	5,330

Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,253,252 and 74,410,012 common shares issued and outstanding)	752	744
Additional paid-in capital	1,233,856	1,228,774
Accumulated deficit	(954,208)	(710,263)
Accumulated other comprehensive loss	(69,341)	(93,637)

Total SHR’s shareholders’ equity	568,980	783,539
Noncontrolling interests in consolidated affiliates	23,188	27,203

Total equity	592,168	810,742

Total liabilities and equity	$2,598,143	$2,909,167

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	December 31, 2009
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	75,253	75,253
Operating partnership units outstanding	955	955
Stock options outstanding	885	885
Restricted stock units outstanding	862	862

Combined shares, options and units outstanding	77,955	77,955
Common stock price at end of period	$1.86	$1.86

Common equity capitalization	$144,996	$144,996
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt (excludes discount on exchangeable senior notes)	1,658,745	1,658,745
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(116,310)	(116,310)

Total enterprise value	$2,233,427	$2,057,667

Net Debt / Total Enterprise Value	76.9%	75.0%
Preferred Equity / Total Enterprise Value	16.6%	18.0%
Common Equity / Total Enterprise Value	6.5%	7.0%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2009 and 2008 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Renaissance Paris Hotel Le Parc Trocadero	December 21, 2009	$50,275
Four Seasons Mexico City	October 29, 2009	$52,156
Hyatt Regency Phoenix	July 2, 2008	$89,581

The following is a summary of income (loss) from discontinued operations for the three months and years ended December 31, 2009 and 2008 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Hotel operating revenues	$7,643	$13,026	$31,892	$70,808

Operating costs and expenses	4,231	8,154	24,687	50,554
Depreciation and amortization	413	1,521	5,019	7,079
Impairment losses	—	33,335	30,795	33,335

Total operating costs and expenses	4,644	43,010	60,501	90,968

Operating income (loss)	2,999	(29,984)	(28,609)	(20,160)

Interest income	—	2	3	19
Foreign currency exchange gain	39	291	82	299
Other expenses, net	(82)	—	(82)	(257)
Income tax (expense) benefit	(294)	(406)	1,125	458
Gain (loss) on sale of assets	18,164	(180)	18,164	37,482

Income (loss) from discontinued operations	$20,826	$(30,277)	$(9,317)	$17,841

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Total revenues (100%)	$19,676	$32,484	$116,297	$150,808
Property EBITDA (100%)	$5,767	$11,148	$37,988	$56,846
Equity in (losses) earnings of joint venture (SHR 45% ownership)
Property EBITDA	$2,595	$5,017	$17,095	$25,581
Depreciation and amortization	(1,973)	(1,884)	(7,736)	(7,379)
Interest expense	(1,874)	(3,710)	(7,799)	(15,204)
Other expenses, net	(120)	(1,240)	(353)	(1,378)
Income taxes	469	108	(82)	(284)

Equity in (losses) earnings of joint venture	$(903)	$(1,709)	$1,125	$1,336

EBITDA Contribution from investment in Hotel del Coronado
Equity in (losses) earnings of joint venture	$(903)	$(1,709)	$1,125	$1,336
Depreciation and amortization	1,973	1,884	7,736	7,379
Interest expense	1,874	3,710	7,799	15,204
Income taxes	(469)	(108)	82	284

EBITDA Contribution for investment in Hotel del Coronado	$2,475	$3,777	$16,742	$24,203

FFO Contribution from investment in Hotel del Coronado
Equity in (losses) earnings of joint venture	$(903)	$(1,709)	$1,125	$1,336
Depreciation and amortization	1,973	1,884	7,736	7,379

FFO Contribution for investment in Hotel del Coronado	$1,070	$175	$8,861	$8,715

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.31%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	2.73%	250 bp	18,500	January 2011 (a)

			628,500

Cash and cash equivalents			(12,009)

Net Debt			$616,491

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2010	2.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Paris Marriott Champs Elysees:
Property EBITDA	$4,368	$3,874	$17,739	$21,248
Revenue (a)	$4,368	$3,874	$17,739	$21,248

Lease Expense	(3,236)	(2,831)	(12,219)	(12,536)
Less: Deferred Gain on Sale Leaseback	(1,237)	(1,091)	(4,685)	(4,933)

Adjusted Lease Expense	(4,473)	(3,922)	(16,904)	(17,469)

EBITDA Contribution from Leasehold	$(105)	$(48)	$835	$3,779

Marriott Hamburg:
Property EBITDA	$1,567	$1,406	$5,847	$6,247
Revenue (a)	$1,345	$1,170	$4,858	$5,387

Lease Expense	(1,255)	(1,095)	(4,752)	(4,953)
Less: Deferred Gain on Sale Leaseback	(58)	(50)	(217)	(228)

Adjusted Lease Expense	(1,313)	(1,145)	(4,969)	(5,181)

EBITDA Contribution from Leasehold	$32	$25	$(111)	$206

Total Leaseholds:
Property EBITDA	$5,935	$5,280	$23,586	$27,495
Revenue (a)	$5,713	$5,044	$22,597	$26,635

Lease Expense	(4,491)	(3,926)	(16,971)	(17,489)
Less: Deferred Gain on Sale Leaseback	(1,295)	(1,141)	(4,902)	(5,161)

Adjusted Lease Expense	(5,786)	(5,067)	(21,873)	(22,650)

EBITDA Contribution from Leasehold	$(73)	$(23)	$724	$3,985

	December 31,
	2009	2008
Security Deposits (b):
Paris Marriott Champs Elysees	$10,720	$15,507
Marriott Hamburg	7,158	6,984

Total	$17,878	$22,491

(a)	For the three months and years ended December 31, 2009 and 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three months and years ended December 31, 2009 and 2008, Revenue for the Marriott Hamburg represents lease revenue.

(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, five other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Diluted, which is FFO plus income or loss on income attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO - Fully Diluted, and EBITDA.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Net loss attributable to SHR common shareholders	$(72,185)	$(285,083)	$(274,831)	$(348,177)
Depreciation and amortization - continuing operations	36,171	30,789	139,243	116,538
Depreciation and amortization - discontinued operations	413	1,521	5,019	7,079
Interest expense - continuing operations	25,393	21,891	102,521	89,445
Income taxes - continuing operations	2,086	3,267	3,929	10,560
Income taxes - discontinued operations	294	406	(1,125)	(458)
Noncontrolling interests	(832)	(3,578)	(3,129)	(4,065)
Adjustments from consolidated affiliates (a)	(2,647)	(2,096)	(9,460)	(8,354)
Adjustments from unconsolidated affiliates	3,498	5,276	15,934	22,985
Preferred shareholder dividends	7,722	7,722	30,886	30,886

EBITDA	(87)	(219,885)	8,987	(83,561)
Realized portion of deferred gain on sale leasebacks	(1,295)	(1,141)	(4,902)	(5,161)
Loss (gain) on sale of assets - continuing operations	472	(4)	477	(151)
(Gain) loss on sale of assets - discontinued operations	(18,164)	180	(18,164)	(37,482)
Loss on sale of noncontrolling interests in hotel properties	—	—	—	46
Impairment losses and other charges - continuing operations	49,795	231,806	100,009	328,485
Impairment losses and other charges - discontinued operations	—	33,335	30,795	33,335
Impairment losses and other charges - adjustments from consolidated affiliates	—	—	(169)	—
Foreign currency exchange loss - continuing operations (b)	1,789	5,187	2,119	1,113
Foreign currency exchange gain - discontinued operations (b)	(39)	(291)	(82)	(299)
Hyatt Regency La Jolla noncontrolling interest (a)	—	(530)	—	(4,593)
Distributions in excess of noncontrolling interest capital	—	—	—	2,499
Loss on early extinguishment of debt	—	—	883	—

Comparable EBITDA	$32,471	$48,657	$119,953	$234,231

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net loss attributable to SHR common shareholders under GAAP accounting rules for the three months and year ended December 31, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three months and year ended December 31, 2009.

(b)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

Net loss attributable to SHR common shareholders	$(72,185)	$(285,083)	$(274,831)	$(348,177)
Depreciation and amortization - continuing operations	36,171	30,789	139,243	116,538
Depreciation and amortization - discontinued operations	413	1,521	5,019	7,079
Corporate depreciation	(304)	(305)	(1,217)	(1,201)
Loss (gain) on sale of assets - continuing operations	472	(4)	477	(151)
(Gain) loss on sale of assets - discontinued operations	(18,164)	180	(18,164)	(37,482)
Loss on sale of noncontrolling interests in hotel properties	—	—	—	46
Realized portion of deferred gain on sale leasebacks	(1,295)	(1,141)	(4,902)	(5,161)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	386	333	1,462	1,530
Noncontrolling interests adjustments	(488)	(437)	(1,928)	(1,677)
Adjustments from consolidated affiliates (a)	(1,971)	(1,372)	(7,619)	(5,376)
Adjustments from unconsolidated affiliates	2,005	1,884	7,864	7,379

FFO	(54,960)	(253,635)	(154,596)	(266,653)
Convertible noncontrolling interests	(344)	(3,141)	(1,201)	(2,388)

FFO - Fully Diluted	(55,304)	(256,776)	(155,797)	(269,041)
Impairment losses and other charges - continuing operations	49,795	231,806	100,009	328,485
Impairment losses and other charges - discontinued operations	—	33,335	30,795	33,335
Impairment losses and other charges - adjustments from consolidated affiliates	—	—	(169)	—
Foreign currency exchange loss, net of tax (b) - continuing operations	1,810	3,847	1,574	738
Foreign currency exchange gain (b) - discontinued operations	(39)	(291)	(82)	(299)
Hyatt Regency La Jolla noncontrolling interest (a)	—	(61)	—	(2,620)
Distributions in excess of noncontrolling interest capital	—	—	—	2,499
Loss on early extinguishment of debt	—	—	883	—

Comparable FFO	$(3,738)	$11,860	$(22,787)	$93,097

Comparable FFO per diluted share	$(0.05)	$0.16	$(0.30)	$1.22

Weighted average diluted shares	75,426	76,122	75,267	76,192

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net loss attributable to SHR common shareholders under GAAP accounting rules for the three months and year ended December 31, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three months and year ended December 31, 2009.

(b)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)	Loan Amount	Maturity (b)
Bank credit facility	3.98%	375 bp	$178,000	March 2011
Westin St. Francis	0.93%	70 bp	220,000	August 2011
Fairmont Scottsdale	0.79%	56 bp	180,000	September 2011
InterContinental Chicago	1.29%	106 bp	121,000	October 2011
InterContinental Miami	0.96%	73 bp	90,000	October 2011
Loews Santa Monica Beach Hotel	0.86%	63 bp	118,250	March 2012
Ritz-Carlton Half Moon Bay	0.90%	67 bp	76,500	March 2012
InterContinental Prague (c)	1.90%	120 bp (c)	148,886	March 2012
Exchangeable senior notes, net of discount (d)	3.50%	Fixed	169,452	April 2012
Fairmont Chicago	0.93%	70 bp	123,750	April 2012
Hyatt Regency La Jolla	1.23%	100 bp	97,500	September 2012
Marriott London Grosvenor Square (e)	1.71%	110 bp (e)	124,859	October 2013

			$1,648,197

(a)	Spread over LIBOR (0.23% at December 31, 2009).

(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.

(c)	Principal balance of €104,000,000 at December 31, 2009. Spread over three-month EURIBOR (0.70% at December 31, 2009).

(d)	Reflects the cash coupon.

(e)	Principal balance of £77,250,000 at December 31, 2009. Spread over three-month GBP LIBOR (0.61% at December 31, 2009).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.42%	100,000	August 2013
March 2007	4.84%	100,000	July 2012
March 2009	0.90%	75,000	April 2010
March 2009	1.12%	50,000	December 2010
March 2009	1.38%	50,000	August 2011
March 2009	1.02%	50,000	December 2010
March 2009	1.04%	100,000	February 2011
March 2009	1.22%	50,000	August 2011
September 2009	4.90%	100,000	September 2014
December 2009	4.96%	100,000	December 2014

	3.47%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR (f)	Notional Amount	Maturity
October 2007	3.22% - 5.72%	£77,250	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
September 2008	4.53%	€104,000	March 2012

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$275,000

At December 31, 2009, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ending December 31,	Amount
2010	$7,796
2011	796,796
2012	739,282
2013	114,871
2014	—
Thereafter	—

1,658,745
Less discount on exchangeable senior notes	(10,548)

Total	$1,648,197

Percent of fixed rate debt including U.S. and European swaps	86.0%
Weighted average interest rate including U.S. and European swaps (g)	4.15%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	3.41

(f)	In April 2009, we modified the GBP LIBOR interest rate swap agreement, which adjusts the fixed pay rate from 5.72% to 3.22% for the period from January 15, 2009 through January 17, 2011.

(g)	Excludes the amortization of deferred financing costs, amortization of the discount on the exchangeable senior notes and the amortization of the interest rate swap costs.